UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2013

The Dolan Company

(Exact name of registrant as specified in its Charter)

Delaware	001-33603	43-2004527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 317-9420

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 14, 2013, we held an annual meeting of stockholders, where the stockholders holding 87.39% of our outstanding shares of common stock were present in person or by proxy. At the annual meeting, the stockholders voted upon (1) the election of John C. Bergstrom, James P. Dolan, and George Rossi as Class III Directors to serve until our 2016 annual meeting of stockholders; (2) non-binding advisory vote on executive officer compensation; and (3) the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for 2013. Each of John C. Bergstrom, James P. Dolan, and George Rossi were re-elected to serve as our directors. The other two proposals also passed. In particular, the proposals received the following votes:

Proposal 1: Election of Class III Directors.

	For	Withheld	Broker Non-Vote
John C. Bergstrom	20,842,769	1,766,912	4,411,702
James P. Dolan	20,893,332	1,716,349	4,411,702
George Rossi	21,624,503	985,178	4,411,702

Proposal 2: Non-binding advisory vote on executive officer compensation.

For	Against	Abstain	Broker Non-Vote
20,955,834	1,642,901	10,946	4,411,702

Proposal 3: The ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for 2013.

For	Against	Abstain
24,842,869	454,466	1,724,048

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOLAN COMPANY

By:	/s/ Vicki J. Duncomb
Name:Vicki J. Duncomb
Its: Vice President and Chief Financial Officer

Dated: May 17, 2013